SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         For the month of February, 1997



                                  ISRAMCO, INC.
                 -----------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                             ----------------------
                            (State of Incorporation)

            575 Madison Avenue, New York, New York 10022     Suite 1006
            -----------------------------------------------------------
                          (Address of principal executive offices)

                                  212-605-0417
                                ---------------
                               (Telephone number)

              0-12500                                  13-3145265
         ------------------                         -----------------
         Commission File No.                        IRS Employer ID No.




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Item 2.  Acquisition of Assets
         ---------------------


     The Company on February 5, 1997 acquired for $1.2 million an interest in Jay Petroleum LLC. The Company (i) pursuant to a letter agreement (a copy of which is attached hereto as Exhibit A) paid to NIR Resources Inc. the sum of $677,500 for its 50% Membership Interest before recovery of contributions in Jay Petroleum LLC which interest for profit allocation purposes reduces to 37.5% after recovery of capital contribution; and (ii) pursuant to a letter agreement (a copy of which is attached hereto as Exhibit B) paid to Stonewall Resources LLC the sum of $363,750 for its 25% Membership Interest before recovery of contributions in Jay Petroleum LLC which interest for profit allocation purposes reduces to 18.75% after recovery of capital contributions. (NIR Resources Inc. is a wholly owned subsidiary of Naphtha Israel Petroleum Corp. Ltd. Naphta
Israel Petroleum Corp. Ltd. owns approximately 36.5% of the Company's common stock and warrants.) Mr. Yossi Levy, the Branch Manager for the Israel Branch Office of the Company is the General Manager of Naphtha Israel Petroleum Corp. Ltd. Mr. Youval Ran, the President of the Company is also a director of Naphtha Israel Petroleum Corp. Ltd. In addition, officers and directors of the Company are associates of officers and directors of Naphtha Israel Petroleum Corp. Ltd.

     In  addition,  the  Company  made a $132,640  capital  contribution  to Jay
Petroleum LLC and received from Jay Resources Corp. pursuant to a separate agreement (a copy of which is attached hereto as Exhibit C) a 7.9% Membership Interest in Jay Petroleum LLC which interest increases to an allocation of profits percentage of 13.81% after recovery of capital contributions. The total capital contribution made by the members to Jay Petroleum LLC to date is $846,000.

     In  connection  with this  acquisition  the Company  received a Fair Market
Value Letter from the firm of Albrecht and Associates Inc., independent petroleum engineers, with regard to (i) the oil and gas properties held by Jay Petroleum LLC and (ii) the interest in Jay Petroleum LLC acquired by the Company from NIR Resources Inc. and Stonewall Resources LLC. The Fair Market Value Letter was based in part upon reserve evaluation and net income projections prepared by Riseden Services Inc., independent petroleum engineers. A copy of the Fair Market Value Letter dated January 27, 1997 and the Riseden Report dated January 16, 1997 are attached hereto as Exhibit D and Exhibit E, respectfully.

     In the aggregate the Company holds an 82.9% Membership Interest in Jay Petroleum LLC. The Company's share of profits before recovery of capital contribution in Jay Petroleum LLC is 82.9% and after recovery of capital contribution the allocation of profit participation will be reduced to 70.06%.

     The membership of Jay Petroleum LLC is comprised of the Company which holds an 82.9% Membership Interest, Jay Resources Corporation which holds a 10.65% Membership Interest and Jay Natural Resources Inc. which holds a 6.45%
Membership Interest, all of which interests are subject to adjustment after recovery of capital contributions.


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



     Jay Petroleum LLC has entered into a Management Agreement with Jay Management Company LLC, a newly formed Texas limited liability company for the purpose of operating certain oil and gas interests and managing certain oil and gas interests owned or to be acquired by Jay Petroleum LLC. For a capital contribution of $350.00 the Company has acquired a 35% interest in Jay Management Company LLC. Pursuant to the Management Agreement (a copy of which is attached hereto as Exhibit F), Jay Petroleum LLC will pay to Jay Management Company LLC a management fee of $12,500 per month. The Management Company will also receive all payments to Operator for operations pursuant to the Operating Agreement for the contract wells. The term of the Management Agreement is for ten (10) years, unless terminated by either party on not less than one hundred eighty (180) days notice.

     The designated Manager of Jay Petroleum LLC is Dr. Reuven Hollo. Dr. Hollo will receive a Management fee of $5,000 per month. Dr. Hollo is also the Manager of Jay Management Company LLC, as well as the controlling Member in Jay Resources Corp. and Jay Natural Resources, Inc.

     Jay Petroleum LLC owns both operated and non-operated varying working interests in over fifty (50) oil and gas wells in the United States. Independent estimates of the reserves held by Jay Petroleum LLC, which are located in Texas, Oklahoma, Wyoming, Louisiana and New Mexico are approximately 120,000 net barrels of proven developed producing oil reserves; 2 billion net cubic feet of proven developed producing natural gas reserves; 220,000 net barrels of proven non-producing oil reserves; and, 3 billion net cubic feet of proven non-producing natural gas reserves.

     The acquisition of the interests in Jay Petroleum LLC, as well as the capital contribution made by the Company to Jay Petroleum LLC was made out of working capital funds available to the Company.

     On February 13, 1997 Jay Petroleum LLC acquired from Snyder Oil Corporation of Fort Worth, Texas, various operated and non-operated interests in oil and gas wells in Louisiana, Texas and Wyoming for a cost of $3.1 million. The acquisition was financed primarily with bank financing obtained by Jay Petroleum LLC through a $10 million Master Note Facility with Comerica Bank - Texas, Houston, Texas. The Company is not a borrower or guarantor under this Master Note Facility.

     Based on outside reserve engineering reports, the newly acquired reserves consist of approximately 160,000 net barrels of proven developed producing oil reserves; 2.8 billion cubic feet of proven developed producing gas reserves; 11,000 net barrels of proven non-producing oil reserves; and, 1.1 billion net cubic feet of proven non-producing gas reserves.

     After the completion of the Snyder Oil Corporation transaction, based on outside reserve engineering reports, Jay Petroleum LLC will have average net daily production of 133 barrels of oil per day (BOPD) and 1,800 thousand cubic feet of gas per day (MCFD) through the development of proven behind pipe and proven undeveloped reserves which Jay Petroleum LLC has in its possession, net daily production could potentially increase to 200 BOPD and 2,400 MCFD of gas.

     Financial statements relating to the interests acquired by the Company in Jay Petroleum LLC and the interests in oil and gas acquired by Jay Petroleum LLC shall be filed for the periods specified in Rule 3-05(b) to Regulation S-X within sixty (60) days after the date of this report.

Item 7.  Exhibits
         --------

         Exhibit A - Letter Agreement with NIR Resources Inc.;
         Exhibit B - Letter Agreement with Stonewall Resources LLC;
         Exhibit C - Agreement  with Jay Resources  Corp.;
         Exhibit D - Fair Market Value Letter prepared by Albrecht and
                     Associates Inc. dated January 27, 1997;
         Exhibit E - Riseden Engineering Report dated January 16, 1997;
         Exhibit F - Management Agreement between Jay Petroleum LLC and Jay
                     Management Company LLC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Isramco, Inc.
                                        (registrant)


February 14, 1997                        By:  /S/  HAIM TSUFF
-----------------                            ----------------------------------
    (date)                                   Haim Tsuff
                                             Chairman of the Board


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